EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports Record Fourth-Quarter and Full-Year Revenue

BEDFORD, Mass., February 6, 2019 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the fourth quarter and full year ended December 29, 2018.

“We had a phenomenal finish to 2018, exceeding both our fourth-quarter and full-year expectations for revenue growth and profitability after raising our expectations twice during the year. Revenue grew 24% in an increasingly competitive market, and we delivered an operating margin of nearly 10% after absorbing the impact of tariffs in the fourth quarter. Substantial demand for our game-changing Roomba i7 and i7+ robots drove strong holiday performance domestically. Overseas, overperformance in Japan was driven by robust fourth-quarter demand supported by our sales and marketing programs in that region.

“In 2019, we expect revenue of $1.28 to $1.31 billion, which is year-over-year growth of 17% to 20%, operating income of $108 to $118 million, and EPS of $3.00 to $3.25, excluding discrete items.

“This year we will continue on a growth diversification journey, focusing on driving growth of non-Roomba products, as well as supply chain and manufacturing diversification for longer term production stability.

“We will introduce a new category of robot, the iRobot Terra™, our revolutionary autonomous lawn mower, and engage a contract manufacturer outside of China to produce several Roomba robots, beginning in 2019. We will do so while continuing our investment in innovation to extend our technology and product leadership, drive further adoption of both Roomba and Braava robots, and introduce several additional new products mid-year.

“We are very excited about our 2018 performance and the opportunities that lie ahead. While we are navigating uncharted waters with the current tariff uncertainty, we expect our global business to deliver strong financial performance in 2019 that will in turn fund critical investments in future technologies and marketing, to further solidify our position as the unambiguous leader in robotic floor care. In 2019, we will also definitively establish a diversified revenue stream, introduce a new robotic category with lawn mowing and demonstrate our increasing importance as a strategic player in the smart home to drive enhanced long-term shareholder value,” said Colin Angle, chairman and chief executive officer of iRobot.

Financial Results

•
Revenue for the fourth quarter of 2018 was $384.7 million, compared with $326.9 million for the fourth quarter of 2017. Revenue for the full year 2018 was $1,092.6 million, compared with $883.9 million for the full year 2017.

•
Operating income in the fourth quarter of 2018 was $29.8 million, compared with $23.1 million in the fourth quarter of 2017. Operating income for the full year 2018 was $105.8 million, compared with $72.7 million for the full year 2017.

•
Quarterly earnings per share were $0.88 for the fourth quarter of 2018, compared with $0.16 in the fourth quarter of 2017. Fourth-quarter 2017 earnings per share included a negative ($0.41) impact from the tax reform law for the remeasurement of our net deferred tax assets and a provisional repatriation toll charge, as well as a discrete tax benefit of $0.03 relating to stock compensation. Fourth-quarter 2018 earnings per share included a discrete tax benefit of $0.04. Full-year 2018 EPS was $3.07, compared with $1.77 for full-year 2017. Full-year 2017 earnings per share included a negative ($0.41) impact from the new tax reform act for the remeasurement of our net deferred tax assets and a provisional repatriation toll charge, as well as a discrete tax benefit of $0.41 relating to stock compensation. Full-year 2018 earnings per share included a $0.23 discrete tax benefit relating to stock compensation.

Business Highlights

•	We received a final positive ruling from the U.S. International Trade Commission regarding our patent infringement suit, further solidifying the strength of our patent portfolio.

•	We launched a Braava national television program in Japan, which helped drive Q4 2018 Braava family revenue growth of 25% year-over-year in Japan.

•	We recently announced the 2019 launch of our robotic lawnmower, Terra, which we think will reinvent the way people cut their lawns.

Financial Expectations

Management provides the following expectations with respect to the fiscal year ending December 28, 2019.

(Dollars in millions except Earnings Per Share)

Fiscal Year 2019
Revenue	$1,280 - $1,310
Operating Income	$108 - $118
Tax Rate (before discrete items)	19 - 21%
Earnings Per Share (before discrete items)	$3.00 - $3.25

Updated Financial Targets - 2020 including tariff impact
Revenue Growth	Mid-high teen; 3-year CAGR of approximately 19%
Gross Margin	Approximately 48%
Operating Margin	Increasing to 10%

Fourth-Quarter and Full-Year Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the fourth fiscal quarter and full-year 2018, the outlook for full-year 2019 financial performance, and the company’s updated financial targets, including tariff impact, for 2018 through 2020.

Pertinent details include:

Date:	Thursday, February 7
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Passcode:	6399788

A live, audio broadcast of the conference call also will be available at http://investor.irobot.com/events/event-details/q4-2018-irobot-corp-earnings-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through February 14, and can be accessed by dialing 404-537-3406, passcode 6399788.

About iRobot Corp.
iRobot®, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Robot Vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 25 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: future financial performance; future operating performance; growth and investment strategy; demand for robots; new product introductions; the impact on our financial results of the imposition of tariffs on goods imported into the United States; anticipated revenue, operating income, tax rate and earnings per share for the fiscal year ending December 28, 2019; and anticipated revenue growth, gross margin and operating margin for 2018-2020. These statements are neither promises nor guarantees but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market; the financial strength of our customers and retailers; general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Revenue	$384,665	$326,897	$1,092,584	$883,911
Cost of revenue:
Cost of product revenue	193,645	166,046	518,612	438,114
Amortization of acquired intangible assets	4,509	7,309	18,544	12,638
Total cost of revenue	198,154	173,355	537,156	450,752
Gross profit	186,511	153,542	555,428	433,159
Operating expenses:
Research and development	37,451	32,631	140,629	113,149
Selling and marketing	94,142	70,766	210,411	162,110
General and administrative	24,871	26,806	97,501	84,771
Amortization of acquired intangible assets	260	267	1,065	439
Total operating expenses	156,724	130,470	449,606	360,469
Operating income	29,787	23,072	105,822	72,690
Other income (expense), net	437	(614)	2,800	3,676
Income before income taxes	30,224	22,458	108,622	76,366
Income tax expense	5,033	17,838	20,630	25,402
Net income	$25,191	$4,620	$87,992	$50,964

Net income per share:
Basic	$0.91	$0.17	$3.18	$1.85
Diluted	$0.88	$0.16	$3.07	$1.77

Number of shares used in per share calculations:
Basic	27,714	27,885	27,692	27,611
Diluted	28,579	28,792	28,640	28,753

Stock-based compensation included in above figures:
Cost of revenue	$372	$331	$1,407	$1,082
Research and development	2,101	1,501	7,494	5,009
Selling and marketing	810	702	2,842	2,571
General and administrative	3,552	3,148	14,061	11,089
Total	$6,835	$5,682	$25,804	$19,751

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 29, 2018	December 30, 2017
Assets
Cash and cash equivalents	$130,373	$128,635
Short term investments	31,605	37,225
Accounts receivable, net	162,166	142,829
Inventory	164,633	106,932
Other current assets	25,660	19,105
Total current assets	514,437	434,726
Property and equipment, net	57,026	44,579
Deferred tax assets	36,979	31,531
Goodwill	118,896	121,440
Intangible assets, net	24,273	44,712
Other assets	15,350	14,534
Total assets	$766,961	$691,522

Liabilities and stockholders' equity
Accounts payable	$136,742	$116,316
Accrued expenses	71,259	73,647
Deferred revenue and customer advances	5,756	7,761
Total current liabilities	213,757	197,724
Deferred tax liabilities	4,005	9,539
Other long-term liabilities	13,877	13,932
Total long-term liabilities	17,882	23,471
Total liabilities	231,639	221,195
Stockholders' equity	535,322	470,327
Total liabilities and stockholders' equity	$766,961	$691,522

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the twelve months ended
	December 29, 2018	December 30, 2017
Cash flows from operating activities:
Net income	$87,992	$50,964
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,574	25,499
Gain on business acquisition	—	(2,243)
Stock-based compensation	25,804	19,751
Deferred income taxes, net	(10,848)	(999)
Deferred rent	1,374	—
Other	463	864
Changes in operating assets and liabilities — (use) source
Accounts receivable	(23,920)	(53,251)
Inventory	(58,546)	(1,470)
Other assets	(8,533)	(10,562)
Accounts payable	22,470	17,457
Accrued expenses	(3,618)	23,447
Deferred revenue and customer advances	2,392	2,149
Long-term liabilities	81	4,709
Net cash provided by operating activities	71,685	76,315

Cash flows from investing activities:
Additions of property and equipment	(32,422)	(23,371)
Change in other assets	(2,363)	(1,542)
Proceeds from sale of equity investment	856	1,267
Cash paid for business acquisitions, net of cash acquired	—	(148,765)
Purchases of investments	(6,438)	(10,578)
Sales and maturities of investments	14,000	13,066
Net cash used in investing activities	(26,367)	(169,923)

Cash flows from financing activities:
Proceeds from employee stock plans	10,366	10,573
Income tax withholding payment associated with restricted stock vesting	(3,532)	(2,983)
Stock repurchases	(50,000)	—
Net cash (used in) provided by financing activities	(43,166)	7,590

Effect of exchange rate changes on cash and cash equivalents	(414)	130
Net increase (decrease) in cash and cash equivalents	1,738	(85,888)
Cash and cash equivalents, at beginning of period	128,635	214,523
Cash and cash equivalents, at end of period	$130,373	$128,635

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the twelve months ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Revenue: *
Consumer	$384,665	$326,897	$1,092,584	$883,655

Domestic	$215,368	$182,509	$560,995	$452,307
International	$169,297	$144,388	$531,589	$431,348

Gross margin	48.5%	47.0%	50.8%	49.0%

Consumer units shipped*	1,682	1,340	4,537	3,698
Vacuum	1,520	1,199	3,993	3,193
Mopping	162	141	544	503

Consumer revenue**	$385	$327	$1,093	$884
Vacuum***	$361	$305	$1,008	$807
Mopping***	$24	$24	$85	$78

Average gross selling prices for robot units - Consumer	$304	$305	$294	$276

Days sales outstanding	38	40	38	40

Days in inventory	76	56	76	56

Headcount	1,032	920	1,032	920

* in thousands
** in millions
*** includes accessory revenue

iRobot Corporation
Explanation of Non-GAAP Measures

In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

Our non-GAAP financial measures reflect adjustments based on the following items. We also provide a non-GAAP financial measure of Adjusted EBITDA, as described below. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Net Merger, Acquisition and Divestiture Expense: Net merger, acquisition and divestiture expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.

IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.

Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.

Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We also exclude certain tax items that are not reflective of income tax expense incurred as a result of current period earnings. These certain tax items include, among other non-recurring tax items, impacts from the Tax Cuts and Jobs Act of 2017 and stock-based compensation windfall benefits. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

Adjusted EBITDA:  We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, gain on business acquisition, net intellectual property litigation expense, and restructuring expense.  Management believes this non-GAAP measure is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

iRobot Corporation
Supplemental Reconciliation of GAAP Net Income to Adjusted EBITDA
(unaudited, in thousands)

	For the three months ended		For the twelve months ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
GAAP Net Income	$25,191	$4,620	$87,992	$50,964

Interest income, net	(248)	(226)	(944)	(1,649)
Income tax expense	5,033	17,838	20,630	25,402
Depreciation	4,805	3,396	16,965	12,284
Amortization of acquired intangible assets	4,769	7,610	19,609	13,215

EBITDA	39,550	33,238	144,252	100,216

Stock-based compensation	6,835	5,682	25,804	19,751
Net merger, acquisition and divestiture expense	115	657	138	3,109
Gain on business acquisition	—	—	—	(2,243)
IP litigation expense, net	39	3,158	3,556	5,068

Adjusted EBITDA	$46,539	$42,735	$173,750	$125,901
Adjusted EBITDA as a % of revenue	12.1%	13.1%	15.9%	14.2%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

For the twelve months ended
December 29, 2018
GAAP Revenue	$1,092,584

GAAP Gross Profit	555,428
Amortization of acquired intangible assets	18,544
Stock-based compensation	1,407
Non-GAAP Gross Profit	$575,379

GAAP Income before Income Taxes	$108,622
Amortization of acquired intangible assets	19,609
Stock-based compensation	25,804
Net merger, acquisition and divestiture expense	138
IP litigation expense, net	3,556
(Gain)/loss on strategic investments	(436)
Non-GAAP Income before Income Taxes	$157,293

GAAP Income Tax Expense	$20,630
Tax effect of non-GAAP adjustments	11,854
Other tax adjustments	2,109
Non-GAAP Income Tax Expense	$34,593

GAAP Net Income	$87,992
Amortization of acquired intangible assets	19,609
Stock-based compensation	25,804
Net merger, acquisition and divestiture expense	138
IP litigation expense, net	3,556
(Gain)/loss on strategic investments	(436)
Income tax effect	(13,963)
Non-GAAP Net Income	$122,700

GAAP Net Income Per Diluted Share	$3.07
Amortization of acquired intangible assets	0.69
Stock-based compensation	0.90
Net merger, acquisition and divestiture expense	—
IP litigation expense, net	0.13
(Gain)/loss on strategic investments	(0.02)
Income tax effect	(0.49)
Non-GAAP Net Income Per Diluted Share	$4.28